Exhibit 10.2

AMENDMENT NO. 1 TO VOTING TRUSTEE AGREEMENT

THIS AMENDMENT NO. 1 TO VOTING TRUSTEE AGREEMENT, is made as of March 20, 2008, among LEXINGTON REALTY TRUST, a Maryland real estate investment trust (“Lexington”), THE LEXINGTON MASTER LIMITED PARTNERSHIP (formerly known as The Newkirk Master Limited Partnership), a Delaware limited partnership (the “Operating Partnership” and together with Lexington, the “Company”), and NKT ADVISORS LLC (the “Advisor”).

WHEREAS, pursuant to that certain Voting Trustee Agreement, dated as of December 31, 2007, among Lexington, the Operating Partnership and the Advisor (the “Agreement”), the parties set forth certain rights and obligations in connection with the Special Preferred Stock, $.01 par value per share of Lexington (the “Special Voting Preferred Stock”);

WHEREAS, the parties desire to amend the Agreement as hereinafter provided;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein set forth, the parties hereto agree as follows:

1.         Capitalized Terms.  Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Agreement.

2.         Amendments.  The Agreement is hereby amended by deleting Section 2 thereof in its entirety and inserting the following in lieu therof;

2.           Voting Procedure. Lexington agrees to (i) notify the holders of Special Voting Partnership Units regarding any matter as to which votes or consents are sought by Lexington from the holders of Special Voting Preferred Stock, (ii) provide such holders with copies of materials provided to common shareholders in connection with such vote or consent and (iii) provide such holders with the means with which to indicate their LP Direction Votes.

3.           Miscellaneous.             (a)  Except as modified hereby, the Agreement remains in full force and effect and the provisions thereof are hereby ratified and confirmed.

(b)           All references in the Agreement to “this Agreement”, “hereunder”, “hereto” or similar references, and all references in all other documents to the Agreement shall hereinafter be deemed references to the Agreement as amended hereby.

(c)           This Amendment may be executed in one or more counterparts, all of which together shall for all purposes constitute one amendment, binding on all parties hereto, notwithstanding that the parties have not signed the same counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

LEXINGTON REALTY TRUST

By:	/s/ T. Wilson Eglin
Name: T. Wilson Eglin
Title: Chief Executive Officer

THE LEXINGTON MASTER LIMITED PARTNERSHIP

By:	Lex GP-1 Trust, its General Partner

	By:	/s/ T. Wilson Eglin
Name: T. Wilson Eglin
Title: President

NKT ADVISORS LLC

By:	FUR Holdings LLC, its Managing Member

	By:	WEM-FUR Investors LLC, its Managing Member

		By:	/s/ Michael L. Ashner
Michael L. Ashner
Managing Member